UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  February 13, 2006



                           POMEROY IT SOLUTIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                         0-20022          31-1227808
     --------                         -------          ----------
     (State or other jurisdiction     (Commission      (IRS Employer
     of incorporation)                File Number)     Identification No.)



                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (859) 586-0600
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. -- Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;
--------------------------------------------------------------------------------
Appointment of Principal Officers
---------------------------------

     On February 13, 2006, Keith Blachowiak was appointed Senior Vice President of Information Technology and Chief Information Officer of Pomeroy IT Solutions, Inc. (the "Company"), effective March 1, 2006.

     Since September 26, 2005, Mr. Blachowiak, age 41, has worked at Affiliated Computer Services, Inc. ("ACS"), a provider of information technology and business process outsourcing solutions to commercial and government clients worldwide. He served as Vice President-IT Shared Services, Government Division for ACS. From 1990 to 2005, he worked at Ingram Micro, Inc., a global wholesale distributor of IT products, most recently serving as Corporate Vice President IT Strategy and Operations (2002-2005). From 1999-2001 Mr. Blachowiak was Corporate Vice President Global Application Development and Technology for Ingram Micro, Inc.

     Mr. Blachowiak is not related by blood, marriage, or adoption to any director or executive officer of the Company. There are no transactions in which Mr. Blachowiak has an interest requiring disclosure under Item 404(a) of Regulation S-K.

     Mr. Blachowiak entered into a three-year Employment Agreement with the Company on February 13, 2006 (the "Employment Agreement") to serve as Senior Vice President of Information Technology and Chief Information Officer of Pomeroy IT Solutions, Inc. (the "Company"), effective March 1, 2006. Said Employment Agreement shall automatically renew for successive one year renewal terms unless either party gives notice of its/his intent not to renew the Employment Agreement prior to the end of then current term. Mr. Blachowiak's compensation under the Employment Agreement consists of a base annual salary of $225,000.00, along with quarterly and year-end bonuses based upon the Company's performance and attainment of certain pre-determined criteria set forth in the Employment Agreement. Quarterly cash bonuses under the Employment Agreement may be up to $25,000.00. Year-end bonuses under the Employment Agreement consist of a cash component of up to $75,000.00 (50% of which vests over a 3-year period) and options to acquire up to 40,000 shares of the Company's common stock (such options vesting over a 3-year period). The Employment Agreement also provides for a signing bonus consisting of options to acquire 100,000 shares of the Company's common stock: (i) 50,000 of which are to be granted upon the effective date of employment and are immediately vested; (ii) 25,000 of which are to be granted upon the first anniversary of the effective date of employment and are subject to a 3-year vesting schedule; and (iii) the remaining 25,000 of which are to be granted upon the second anniversary of the effective date of employment and are subject to a 3-year vesting schedule. The Employment Agreement also provides for certain fringe benefits, including a moving allowance, a communication allowance, an apartment rental allowance, a health club membership, and certain life and disability insurance.

Section 8 -- Other Events

Item 8.01  Other Events.
------------------------

     On February 14, 2006, Pomeroy IT Solutions, Inc. (NASDAQ:PMRYE) announced that Keith Blachowiak was appointed Senior Vice President of Information Technology and Chief Information Officer of Pomeroy IT Solutions, Inc. (the "Company"), effective March 1, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
--------------------------------------------

(c)  Exhibits

10(ii)(A)       Employment Agreement of Keith Blachowiak
99.1            Press release dated February 14, 2006 announcing the appointment of Keith Blachowiak as  Senior Vice President of Information Technology and Chief Information Officer of
                Pomeroy IT Solutions, Inc. (the "Company"), effective March 1, 2006.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  POMEROY IT SOLUTIONS, INC.
                                  --------------------------



Date:  February 14, 2006            By:  /s/ Stephen E. Pomeroy

                                  ----------------------------------------------
                                    Stephen E. Pomeroy, Chief Executive Officer,
                                    President & Chief Operating Officer